UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 25, 2017

BP Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-38260	82-1646447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Westlake Park Boulevard Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 366-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 25, 2017, BP Midstream Partners LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, BP Midstream Partners GP LLC (the “General Partner”), BP Pipelines (North America) Inc. and BP Midstream Partners Holdings LLC (“BP Holdco”), and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and the purchase by the Underwriters, of 42,500,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $18.00 per Common Unit. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days (the “Option”) to purchase up to an additional 6,375,000 Common Units on the same terms.

The material terms of the Offering are described in the prospectus, dated October 25, 2017 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on October 27, 2017 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-220407), initially filed by the Partnership with the Commission on September 11, 2017.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership, BP Holdco, BP Two Pipeline Company LLC, BP River Rouge Pipeline Company LLC, BP D-B Pipeline Company LLC and Mardi Gras Transportation System Company LLC have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make in respect of those liabilities.

The Offering closed on October 30, 2017. The Partnership received proceeds (net of underwriting discounts, structuring fees and estimated offering expenses) from the Offering of approximately $723.5 million. As described in the Prospectus, the Partnership intends to use the net proceeds from the Offering to make a cash distribution to BP Holdco, a portion of which is a reimbursement of capital expenditures.

As more fully described in the Prospectus, certain of the Underwriters or their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters or their affiliates have in the past performed commercial banking, investment banking and advisory services for BP p.l.c., an affiliate of the Partnership, from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, certain of the Underwriters or their affiliates are lenders to BP p.l.c. under its credit facility, but will not be lenders to the Partnership or any of its other affiliates.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Indemnification Agreements

On October 25, 2017, in connection with the Offering, the Partnership and the General Partner entered into indemnification agreements with each of the General Partner’s directors and officers (the “Indemnification Agreements”). These agreements require the General Partner and the Partnership to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Partnership, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Indemnification Agreements were entered into with the following directors and officers of the Partnership: Robert P. Zinsmeister, Craig W. Coburn, Gerald J. Maret, Mark Frena, Hans F. Boas, Brian D. Smith, J. Douglas Sparkman, Clive Christison and Walter Clements.

The foregoing description is qualified in its entirety by reference to the full text of the Indemnification Agreements, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Long-Term Incentive Plan

The description of the LTIP (as defined below) under Item 5.02 is incorporated in this Item 1.01 by reference. A copy of the LTIP is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long-Term Incentive Plan

In connection with the Offering, the Partnership adopted the BP Midstream Partners LP 2017 Long Term Incentive Plan (“LTIP”). Awards may be granted under the LTIP to eligible employees, officers, consultants and directors of the General Partner and any of its affiliates, who perform services for the Partnership, the General Partner or any of their respective affiliates. The LTIP was approved by the General Partner effective as of October 26, 2017. The LTIP provides for the grant of unit options, unit appreciation rights, restricted units, unit awards, phantom units, distribution equivalent rights, cash awards, performance awards, other unit-based awards and substitute awards. The aggregate number of Common Units that may be issued pursuant to awards granted under the LTIP will initially be 5,237,553 Common Units, subject to adjustment as permitted or required pursuant to the terms of the LTIP. The LTIP will be administered by the Board (as defined below) or a committee appointed by the Board to administer the LTIP.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Director

Effective October 25, 2017, Walter Clements was appointed to the board of directors (the “Board”) of the General Partner in connection with the listing of the Common Units on the New York Stock Exchange. Mr. Clements was appointed to serve as a member of the Board’s audit committee. In connection with his appointment, Mr. Clements entered into an Indemnification Agreement with the Partnership and the General Partner, the form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K. A description of the Indemnification Agreement is contained above.

In connection with his appointment, Mr. Clements will receive a grant by the General Partner of 4,166 phantom units under the LTIP. Mr. Clements will also receive an annual compensation package, initially consisting of up to $85,000 in cash compensation and a grant of phantom units under the LTIP valued at approximately $75,000, and will be reimbursed for out-of-pocket expenses in connection with attending meetings of the board of directors and committee meetings. The phantom units granted under the LTIP will vest on the first anniversary of the date of grant but shall not be settled until the second anniversary of such vesting date, provided Mr. Clements has fulfilled certain service and other requirements.

There are no familial relationships of Mr. Clements that would require disclosure pursuant to Item 401(d) of Regulation S-K. There are no arrangements or understandings between Mr. Clements and any other persons pursuant to which Mr. Clements was selected as a director.

There are no relationships between Mr. Clements and the Partnership or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement dated October 25, 2017, by and among BP Pipelines (North America) Inc., BP Midstream Partners LP, BP Midstream Partners GP LLC, BP Midstream Partners Holdings LLC, and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I thereto.

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to BP Midstream Partners LP’s Registration Statement on Form S-1, filed on September 25, 2017, File No. 333-220407).

10.2	BP Midstream Partners LP 2017 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.4 to the Registrant’s Form S-8 Registration Statement (File No. 333-221213) filed with the Commission on October 30, 2017).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BP MIDSTREAM PARTNERS LP

By:	BP Midstream Partners GP LLC,
its general partner

By:	/s/ Hans F. Boas
Name:	Hans F. Boas
Title:	Chief Legal Counsel and Secretary

Date: October 31, 2017